Exhibit 99.1

2nd QTR 2021 Investor Presentation NASDAQ: MRBK ®

2 Meridian Corporation Forward-Looking Statements Meridian Corporation (the “Corporation”) may from time to time make written or oral “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties including, without limitation: the impact of the current COVID-19 pandemic and government responses thereto, on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward- looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10- K for the year ended December 31, 2020 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Company Snapshot

Profile and Business Lines

Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, along with a broad menu of high-yield depository products supported by robust online and mobile access.

- Core Banking: C&I, CRE, construction, SBA, and consumer lending; lease financing through Meridian Equipment Finance,® and deposit/treasury services.
- Meridian Mortgage: residential lending to homeowners and small scale investors originated in the PA, NJ, DE, VA, MD and DC markets.
- Wealth Management Services through Meridian Wealth Partners,® a registered investment advisor and subsidiary of the Bank. Over $1 billion in AUM.



Residential loans HFS 8%
FF & E < 1%
Other assets 2%
Cash & investments 10%
Consumer[1] loans 6%
Construction loans 7%
C & I loans 24%
CRE loans 32%
PPP loans 11%

ASSET MIX AT JUNE 30, 2021

Geographic Footprint



Branches
Mortgage LPOs
Harrisburg
Lebanon
Reading
Princeton
Trenton
Hershey
Carlisle
York
Philadelphia
Cherry Hill
Hanover
Elkton
Bel Air
Vineland
Washington
Alexandria
Easton
Wildwood
Cape May
Rehoboth Beach

Regional Market

- Serves Pennsylvania, New Jersey, Delaware and Maryland
- Philadelphia MSA is 8th largest MSA in the US
- Expansion into growing central Maryland MSA

[1] Includes home equity loans, residential mortgage loans held in portfolio and individual consumer loans.

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4 Meridian Corporation 2 QTR Review 1) As of and for the quarter ended June 30, 2021, per July 26, 2021 press release. 2) Includes PPP loans, loans held for sale and loans held for investment. 3) Excludes loans at fair value, loans held for sale and PPP loans. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation. 4) Excludes PPP loans and PPPLF borrowings. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation. 2QTR Overview Financial Highlights 2QTR 2021¹ Balance Sheet ($ in Millions) Asset Quality (%) Profitability (%) Net income was $8.3 million for the quarter, or $1.33 per diluted share, driven by loan and deposit growth. Total revenues of $39.2 million, resulting in ROE of 22.61% and ROA of 1.92% for 2Q 2021. 5th consecutive quarter of ROA exceeding 1.50% and ROE exceeding 19.00% Loan growth for the quarter equaled 4% (ex PPP and residential held-for-sale), and annualized is 17% year over year. Growth for the quarter was concentrated in CRE loans, SBA loans (non-PPP), and originations from our Meridian Equipment Finance leasing subsidiary. Active COVID-19 loan modifications increased slightly to $30.0 million for the quarter, from $28.8 million at the end of the prior quarter.

5 Meridian Corporation Summary Income Statement (1) See Non-GAAP reconciliation in the Appendix Bank pre-tax, pre-provision income grew 59% when comparing 2Q 2021 to 2Q 2020 Bank segment represents 72% of pre-tax, pre- provision income for 2Q 2021 (dollars in thousands) Summary Income Statement 2Q 2021 1Q 2021 2Q 2020 Net Interest Income 15,412 $ 15,120 $ 11,597 $ Provision for Loan Loss 96 599 1,631 Non-Interest Income 21,732 27,048 18,691 Non-Interest Expense 26,246 28,263 21,254 Income before Income Taxes 10,802 13,306 7,403 Income Taxes 2,544 3,136 1,690 Net Income 8,258 $ 10,170 $ 5,713 $ Earnings per Share Basic Earnings per Share 1.37 $ 1.70 $ 0.94 $ Diluted Earnings per Share 1.33 $ 1.65 $ 0.94 $ Pre-tax, Pre-provision Income by Segment: Bank 7,811 $ 7,891 $ 4,908 $ Wealth 376 227 77 Mortgage 2,711 5,787 4,049 Total pre-tax, pre-provision income (1) 10,898 $ 13,905 $ 9,034 $ 72% 3% 25% Pre-tax, Pre-provision Income Bank Wealth Mortgage

6 Meridian Corporation Net Interest Income Growth Trend 3.97% 3.94% 3.91% 4.01% 3.91% 3.88% 3.72% 3.70% 3.67% 3.72% 3.61% 3.61% 3.49% 3.27% 3.26% 3.59% 3.72% 3.70% 3.48% 3.41% 3.47% 3.52% 3.64% 3.75% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $1,000 $3,000 $5,000 $7,000 $9,000 $11,000 $13,000 $15,000 $17,000 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Net Interest Income Net Interest Margin Net Interest Margin (excl PPP impact) NIM excl PPP expanded 34bps since 2Q 2020 Net interest income for 2Q 2021 increased $292 thousand, or 1.9%, to $15.4 million from $15.1 million 1Q 2021. Growth quarter over quarter 2021 was due largely to a $23.9 million increase in average interest earnings assets over this period, combined with a $1.7 million reduction of average interest bearing liabilities.

7 Meridian Corporation Non-Interest Income Non-Interest Income decreased $5.3 million or 19.7% from 1Q2021 Decrease primarily from our mortgage segment as mortgage banking net revenue (including fair value and hedging impacts) decreased $5.7 million. Decrease driven by lower levels of mortgage loan originations compared to 1Q 2021. Wealth management revenue increased $27 thousand, or 2.4%, due to the more favorable market conditions that existed in 2Q 2021. AUM grew above $1 billion for first time. Net revenue from the sale of SBA 7(a) loans was up $245 thousand as the value of loans sold increased to $13.5 million in 2Q2021 compared to $13.0 million in loans sold in the 1Q2021. 82% 5% 7% 6% Quarter ended June 30, 2021 (% of total non-interest income) Mortgage banking income (including FV changes) Wealth management income SBA income Other income (Dollars in thousands) 2Q 2021 1Q 2021 Change Mortgage banking income (including FV changes) 17,880 23,550 (5,670) Wealth management income 1,163 1,136 27 SBA income 1,490 1,245 245 Other income 1,199 1,117 82 Total 21,732 $ 27,048 $ ($5,316)

8 Meridian Corporation Non-Interest Expense 77% 4% 3% 4% 12% Quarter ended June 30, 2021 (% of total non-interest expense) Salaries and employee benefits Occupancy and equipment Professional fees Data processing and information technology Other Non-Interest Expense decreased $2.0 million or 7.1% from 1Q2021 Total salaries and employee benefits expense was $20.2 million, a net decrease of $1.9 million or 8.7%, for the period. $2.2 million related to the mortgage segment, which recognizes variable compensation based on originations. Professional fees decreased $124 thousand or 13.2%, due to the timing of certain year-end legal, consulting and audit costs in 1Q2021 that were not repeated in the 2Q2021. (Dollars in thousands) 2Q 2021 1Q 2021 Change Salaries and employee benefits 20,213 22,139 (1,926) Occupancy and equipment 1,175 1,152 23 Professional fees 816 940 (124) Data processing and information technology 984 1,041 (57) Other 3,058 2,991 67 Total $26,246 $28,263 ($2,017)

9 Meridian Corporation Asset Quality June 30, 2021 1) Excludes loans held for sale and, for 2Q 2020 to 2Q 2021, PPP loans. A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation. 2) Includes loans held for sale and held for investment. Nonaccrual Loans / Loans2 (%) Net Chargeoffs / Average Loans (%) 0.43% 0.45% 0.34% 0.58% 0.54% 0.52% 0.52% 0.56% 0.55% 2017 2018 2019 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 0.13% 0.03% (0.06%) 0.00% 0.00% 0.01% 0.00% 0.00% 0.01% 2017 2018 2019 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 0.96% 0.97% 1.00% 1.10% 1.27% 1.59% 1.65% 1.65% 1.58% 2017 2018 2019 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 2Q 2021 Highlights: Nonaccrual loans to total loans2 declined in 2Q 2021 Near historic high for reserves to total loans COVID modifications remain less than 2% of total loans2 Hospitality and advertising portfolios are being closely monitored Reserves / Loans1 (%) COVID-19 Impact to ALLL

10 Meridian Corporation Strong Capital Position All capital ratios significantly exceed well capitalized regulatory requirements Bank level - Community Banking Leverage Ratio of 11.4% compared to minimum of 8.5% - $44.3M excess capital 2Q 2021 quarterly dividend $0.125 Paid $1.00 special dividend in 1Q 2021 In April 2021 announced new $6 million share repurchase program - 50,000 100,000 150,000 200,000 250,000 Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk Based 64,862 31,089 52,720 60,952 Regulatory Minimums Excess 9.0% 10.2% 10.2% 14.2% Excess Capital (000s)

11 Meridian Corporation Time Deposit Repricing Opportunities June 30, 2021 Source: Company documents $48M in time deposits matured during Q2 2021 Cost of CDs and cost of funds declined by 20 bps and 8 bps, respectively $54M in time deposits with a blended cost of 41 bps maturing over next 3 months Potential to renew upcoming brokered CD maturities to longer terms, shrink gap in LT- liabilities

12 Meridian Corporation Appendix

Historical Financial Highlights

Dollar Values in Thousands, Except Per Share Amounts	For the Year Ended 2017Y	2018Y	2019Y	2020Y	1Q 2021	2Q 2021
Balance Sheet						
Total Assets	$ 856,035	$ 997,480	$ 1,150,019	$ 1,720,197	$ 1,743,977	$ 1,709,010
Loans[1]	729,661	875,801	998,414	$ 1,513,963	1,524,799	1,495,098
Deposits	627,109	752,130	851,168	$ 1,241,335	1,383,590	1,413,280
Gross Loans / Deposits	116.35%	116.44%	117.30%	121.96%	110.21%	105.79%
Capital						
Total Equity	$ 101,363	$ 109,552	$ 120,695	$ 141,622	$ 143,505	$ 152,885
Tangible Common Equity / Tangible Assets - HC [3]	11.27%	10.53%	10.11%	7.99%	7.99%	8.71%
Tangible Common Equity / Tangible Assets - Bank [3]	11.27%	10.53%	13.52%	10.25%	10.22%	10.92%
Tier 1 Leverage Ratio - HC	12.37%	11.16%	10.55%	8.96%	8.86%	8.97%
Tier 1 Leverage Ratio - Bank	12.37%	11.16%	14.08%	11.54%	11.34%	11.28%
Total Capital Ratio - HC	15.53%	13.66%	16.10%	14.55%	14.05%	14.23%
Total Capital Ratio - Bank	15.53%	13.66%	16.09%	14.54%	14.03%	14.18%
Commercial Real Estate Loans / Total RBC	155.83%	183.80%	176.97%	172.15%	171.74%	174.09%
Earnings & Profitability						
Net Income	$ 3,032	$ 8,163	$ 10,481	$ 26,438	$ 10,170	$ 8,258
ROA	0.39%	0.90%	1.01%	1.78%	2.43%	1.92%
ROE	3.97%	7.77%	9.09%	21.33%	30.06%	22.61%
Net Interest Margin (NIM)(TEY)	3.93%	3.80%	3.65%	3.40%	3.72%	3.70%
NIM (TEY, excluding PPP loans and PPPLF borrowings)[3]	3.93%	3.80%	3.65%	3.47%	3.64%	3.75%
Non-Int Inc. / Avg. Assets	4.69%	3.58%	3.19%	5.85%	6.47%	5.06%
Efficiency Ratio	87.8%	81.4%	79.2%	68.5%	67.0%	70.7%
Asset Quality						
Nonaccrual Loans / Loans[1]	0.43%	0.45%	0.34%	0.62%	0.56%	0.55%
NPAs / Assets	0.42%	0.39%	0.30%	0.46%	0.49%	0.48%
Reserves / Loans[2, 3]	0.96%	0.97%	1.00%	1.65%	1.65%	1.58%
NCOs / Average Loans	0.13%	0.03%	(0.06%)	0.00%	0.00%	0.01%
Yield and Cost						
Yield on Earning Assets (TEY)	4.83%	5.14%	5.30%	4.35%	4.29%	4.20%
Yield on Earning Assets (TEY), excluding PPP loans)[3]	4.83%	5.14%	5.30%	4.51%	4.26%	4.30%
Cost of Deposits	0.79%	1.29%	1.67%	1.07%	0.49%	0.40%
Cost of Interest-Bearing Liabilities	1.16%	1.69%	2.10%	1.18%	0.77%	0.67%

1) Includes loans held for sale and held for investment.
2) Includes loans held for investment (excluding loans at fair value and PPP loans).
3) A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation.
Note: 2017 Financials are at bank level; Meridian Corporation Holding Company formed 3Q2018.

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Reconciliation of Non-GAAP Financial Measures

Tangible common equity to tangible assets

Management uses the measure tangible common equity to tangible assets to assess our capital strength. We believe that this non-GAAP financial measure is useful to investors because, by removing the impact of our preferred stock, goodwill and other intangible assets, it allows investors to more easily assess our capital adequacy. This non-GAAP financial measure should not be considered a substitute for any regulatory capital ratios and may not be comparable to other similarly titled measures used by other companies. The table below provides the non-GAAP reconciliation for our tangible common equity to tangible assets:

(dollars in thousands) Meridian Corporation	2017Y	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021
Tangible common equity ratio:						
Total stockholders' equity	101,363	109,552	120,695	141,622	143,505	152,885
Less:						
Goodwill	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481
Tangible common equity	95,869	104,507	115,922	137,122	139,073	148,505
Total assets	856,035	997,480	1,150,019	1,720,197	1,743,977	1,709,010
Less:						
Goodwill	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481
Tangible assets	$ 850,540	992,434	1,145,246	1,715,697	1,739,545	1,704,630
Tangible common equity ratio	**11.27%**	**10.53%**	**10.12%**	**7.99%**	**7.99%**	**8.71%**

(dollars in thousands) Meridian Bank	2017Y	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021
Tangible common equity ratio:						
Total stockholders' equity	101,363	109,552	159,643	180,288	182,171	190,477
Less:						
Goodwill	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481
Tangible common equity	95,869	104,507	154,870	175,788	177,739	186,097
Total assets	856,035	997,480	1,149,979	1,720,166	1,743,945	1,709,006
Less:						
Goodwill	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481
Tangible assets	$ 850,540	992,434	1,145,206	1,715,666	1,739,513	1,704,626
Tangible common equity ratio	**11.27%**	**10.53%**	**13.52%**	**10.25%**	**10.22%**	**10.92%**

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Reconciliation of Non-GAAP Financial Measures

Dollar Values in Thousands

Reconciliation of PPP Related Non-GAAP Measures	For the Quarter Ended 2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021
Reconciliation of Net Interest Margin (TEY, exluding PPP loans and PPPLF borrowings)					
Net interest margin (TEY)	3.27%	3.26%	3.59%	3.72%	3.70%
Impact of PPP loans and PPPLF borrowings	0.14%	0.21%	(0.07%)	(0.08%)	0.05%
Net interest margin (TEY, excluding PPP loans and PPPLF borrowings)	**3.41%**	**3.47%**	**3.52%**	**3.64%**	**3.75%**
Reconciliation of Reserves / Loans					
Allowance for loan losses / Total loans held for investment	1.01%	1.27%	1.38%	1.36%	1.35%
Less: Impact of loans held for investment - fair valued	0.00%	0.00%	0.00%	0.00%	0.00%
Less: Impact of PPP loans	0.26%	0.32%	0.27%	0.29%	0.23%
Allowance / Total loans held for investment (excl. loans at fair value and PPP loans)	**1.27%**	**1.59%**	**1.65%**	**1.65%**	**1.58%**
Reconciliation of Yield on Earning Assets					
Yield on earning assets (TEY)	4.24%	4.07%	4.28%	4.29%	4.20%
Impact of PPP loans	0.26%	0.32%	(0.01%)	(0.03%)	0.10%
Yield on earning assets (TEY, excluding PPP loans)	**4.50%**	**4.39%**	**4.27%**	**4.26%**	**4.30%**

Reconciliation of Pre-tax, Pre-Provision Non-GAAP Measure	For the Quarter Ended 2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021
Income before inocme tax expense	7,403	11,985	11,877	13,306	10,802
Add: Provision for loan losses	1,631	3,956	1,163	599	96
Pre-tax, pre-provision income	**$9,034**	**$15,941**	**$13,040**	**$13,905**	**$10,898**

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